Exhibit 10.6
FIRST AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
This [FIRST] AMENDMENT (the “Amendment”) to the Employment Agreement between Zevra Therapeutics, Inc. and [NAME] (the “Agreement”) is made and entered into this 29th day of January, 2026 (the “Effective Date”), by and between Zevra Therapeutics, Inc. (the “Company”) and Joshua Schafer (the “Executive”);
W I T N E S S E T H:
WHEREAS, the Company and the Executive entered into the Agreement effective January 6, 2023; and
WHEREAS, the Company and the Executive now desire to amend the Agreement to remove provisions relating to accelerated vesting of outstanding equity granted on or after the Effective Date upon the occurrence of a termination without “Cause” or for “Good Reason” (each as defined in the Agreement);
NOW, THEREFORE, the Company and the Executive, effective as of the date set forth above, do hereby amend the Agreement as follows:
1.
Section 4(E)(1)(d) of the Agreement shall be deleted in its entirety and replaced with the following:
“(d)    The vesting of each outstanding equity award granted to Executive will accelerate so that such awards will be fully vested as of the Date of Termination. If any equity awards vest based on the attainment of performance goals, the performance goals will be deemed to have been met as of the Date of Termination, unless such greater amount of vesting is provided for in the applicable award agreements. Notwithstanding the foregoing, this Subsection (d) shall not apply with respect to any equity awards granted on or after the Effective Date, and such awards shall be subject to vesting, if at all, pursuant to the terms of the applicable award agreement.”

2.
Except as specifically amended hereby, the Agreement shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

ZEVRA THERAPEUTICS, INC.

By: /s/ Rahsaan Thompson, Chief Legal Officer

/s/ Joshua Schafer
Joshua Schafer, Chief Commercial Officer